Exhibit 5.1

June 26, 2007

Rite Aid Corporation

30 Hunter Lane
Camp Hill, Pennsylvania 17011

Re:	Rite Aid Corporation
Automatic Shelf Registration Statement on Form S-3
(File No. 333-140537)

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Rite Aid Corporation, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company and each of the Company’s subsidiaries listed on Schedule I hereto (the “Additional Registrants”) in connection with the Post-Effective Amendment No. 1 to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-140537) (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the issuance and sale from time to time by the Company and holders of certain equity securities of the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company:  (i) senior debt securities (which may be secured or unsecured) or subordinated debt securities, which may be in one or more series (the “Debt Securities”), and which may be guaranteed by one or more of the Additional Registrants, which may be issued under one or more indentures relating to either senior debt securities (which may be secured or unsecured) or subordinated debt securities, as applicable (the “Indenture” or “Indentures”), proposed to be entered into between the Company and The Bank of New York Trust Company, N.A., as successor trustee to BNY Midwest Trust Company under certain of the Indentures (the “Trustee”); (ii) guarantees of the Debt Securities (the “Guarantees”) that may be issued from time to time by one or more of the Additional Registrants; (iii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more series; (iv) shares of common stock, $1.00 par value per share, of the Company (“Common Stock”); (v) warrants (“Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (the “Warrant Agent” or “Warrant Agents”); and (vi) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock as may be issued as dividends on Preferred Stock or upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Stock”).  The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Stock are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I am a member of the bar of the State of California and I do not express any opinion as to the laws of any other jurisdiction other than the State of California, the Delaware General Corporation Law and the federal laws of the United States to the extent specifically referred to herein.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)	the Registration Statement relating to the Offered Securities;

(ii)	the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”);

(iii)	the By-laws of the Company, as currently in effect (the “By-laws”);

(iv)	Senior Secured Indenture dated as of May 29, 2008, between the Company and The Bank of New York Trust Company, N.A., and the form of senior secured note included therein;

(v)	form of Senior Secured Indenture among the Company, the Subsidiary Guarantors named therein and The Bank of New York Trust Company, N.A., and the form of senior secured note included therein;

(vi)	form of Subordinated Indenture between the Company and BNY Midwest Trust Company, and the form of subordinated note included therein

(vii)	certain resolutions adopted on February 7, 2007 by the Executive Committee of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities;

(viii)	certain resolutions adopted on May 13, 2008 by the Board of Directors relating to the registration of certain of the Offered Securities;

(ix)	certain resolutions adopted on May 30, 2008 by the Executive Committee of the Board of Directors relating to the registration of the Offered Securities;

(x)	the charters and bylaws (or other applicable constituent documents) of each of the Additional Registrants; and

(xi)

certain resolutions adopted by the board of directors, the board of managers, or the partners, as applicable, of the Additional Registrants relating to the registration of certain Offered Debt Securities (as defined below), the related Guarantees and related matters.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Additional Registrants, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Additional Registrants and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and the Additional Registrants, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company and the Additional Registrants, the validity and binding effect on such parties.  I have assumed that the Indentures and any supplemental indentures thereto and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee and Warrant Agents, respectively, and that any Debt Securities, Guarantees or Warrants that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee or the Warrant Agents, respectively.  In addition, I have also assumed that the terms of the Offered Debt Securities (as defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any Additional Registrant or their respective properties are subject, (ii) any law, rule or regulation to which the Company or any Additional Registrant is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.             With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company, the Additional Registrants, if any, and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) where applicable, the boards of directors, general partners, members or managers of the Additional Registrants, including any appropriate committees appointed thereby, and appropriate officers of the Additional Registrants have taken all necessary corporate action to approve the Guarantees of the Offered Debt Securities and related matters; (vi) each Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vii) the terms of the Offered Debt Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation or By-laws, the charter or by-laws (or other applicable constituent documents) of any Additional Registrant, or result in a default under or breach of any agreement or instrument binding upon the Company or any Additional Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Additional Registrant; and (viii) the Offered Debt Securities, including the Guarantees, if any, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, and the Guarantees thereon, if any, when granted in accordance with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, will be valid and binding obligations of the Company and the Additional Registrants, enforceable against the Company and the Additional Registrants, respectively, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.             With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c)

public policy considerations which may limit the rights of parties to obtain remedies.

3.             With respect to the shares of any series of Preferred Stock, including any Indeterminate Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of Designation”) in the form filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (iv) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.

4.             With respect to any offering of Common Stock by the Company, including any Indeterminate Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Common Stock.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robert B. Sari

Schedule I

Additional Registrants

3581 Carter Hill Road – Montgomery Corp.

Harco, Inc.

K & B Alabama Corporation

Rite Aid of Alabama, Inc.

Thrifty Corporation

Thrifty PayLess, Inc.

Rite Aid of Connecticut, Inc.

Rite Aid of Washington, D.C., Inc.

Eckerd Fleet, Inc.

Patton Drive and Navy Boulevard Property Corporation

Rite Aid of Florida, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Illinois, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

K & B Louisiana Corporation

K & B Services, Incorporated

PJC of Massachusetts, Inc.

PJC Realty MA, Inc.

Rite Aid of Massachusetts, Inc.

GDF, Inc.

Read’s, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Maine, Inc.

1740 Associates, LLC

Apex Drug Stores, Inc.

Northline & Dix – Toledo – Southgate, LLC

PDS-1 Michigan, Inc.

Perry Distributors, Inc.

Perry Drug Stores, Inc.

Ram-Utica, Inc.

RDS Detroit, Inc.

Rite Aid of Michigan, Inc.

Seven Mile and Evergreen – Detroit, LLC

K & B Mississippi Corporation

EDC Drug Stores, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of New Hampshire, Inc.

657-659 Broad St. Corp.

Lakehurst and Broadway Corporation

Rite Aid of New Jersey, Inc.

Rite Aid of New York, Inc.

Rite Aid Rome Distribution Center, Inc.

4042 Warrensville Center Road – Warrensville Ohio, Inc.

5600 Superior Properties, Inc.

764 South Broadway – Geneva, Ohio, LLC

Broadview and Wallings – Broadview Heights Ohio, Inc.

Gettysburg and Hoover – Dayton, Ohio, LLC

Mayfield & Chillicothe Roads – Chesterland, LLC

Rite Aid of Ohio, Inc.

The Lane Drug Company

Keystone Centers, Inc.

Rite Aid of Pennsylvania, Inc.

537 Elm Street Corporation

MC Woonsocket, Inc.

PJC of Cranston, Inc.

PJC of East Providence, Inc.

PJC of Rhode Island, Inc.

PJC of West Warwick, Inc.

Rite Aid of South Carolina, Inc.

K & B Tennessee Corporation

Rite Aid of Tennessee, Inc.

K & B Texas Corporation

112 Burleigh Avenue Norfolk, LLC

England Street – Asheland Corporation

Fairground, LLC

Rite Aid of Virginia, Inc.

Maxi Green, Inc.

PJC of Vermont, Inc.

Rite Aid of Vermont, Inc.

5277 Associates, Inc.

Rite Aid of West Virginia, Inc.

1515 West State Street Boise, Idaho, LLC

Ann & Government Streets – Mobile, Alabama, LLC

Brooks Pharmacy, Inc.

Central Avenue and Main Street - Petal, MS, LLC

Eagle Managed Care Corp.

Eckerd Corporation

EDC Licensing, Inc.

Eighth and Water Streets – Urichsville, Ohio, LLC

Genovese Drug Stores, Inc.

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K & B, Incorporated

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Munson & Andrews, LLC

Name Rite, LLC

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

Paw Paw Lake Road & Paw Paw Avenue – Coloma, Michigan, LLC

PJC Dorchester Realty LLC

PJC East Lyme Realty LLC

PJC Haverhill Realty LLC

PJC Hermitage Realty LLC

PJC Hyde Park Realty LLC

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Mansfield Realty LLC

PJC New London Realty LLC

PJC Peterborough Realty LLC

PJC Providence Realty LLC

PJC Realty N.E. LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid of Delaware, Inc.

Rite Aid Realty Corp.

Rite Aid Services, L.L.C.

Rite Aid Transport, Inc.

Rite Fund, Inc.

Rite Investments Corp.

Rx Choice, Inc.

Silver Springs Road – Baltimore, Maryland/One, LLC

Silver Springs Road – Baltimore, Maryland/Two, LLC

State & Fortification Streets – Jackson, Mississippi, LLC

State Street and Hill Road – Gerard, Ohio, LLC

The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug Services, Inc.

Thrift Drug, Inc.

Tyler and Sanders Roads, Birmingham - Alabama, LLC